American Funds Insurance Series
                             333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JAMES K. DUNTON, Chairman and PEO, and DAVID A. PRITCHETT, Treasurer of American Funds Insurance Series (the "Registrant"), each certify to the best of his knowledge that:

     1) The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                         Chief Financial Officer

AMERICAN FUNDS INSURANCE SERIES                 AMERICAN FUNDS INSURANCE SERIES


/s/ James K. Dunton                             /s/ David A. Pritchett
-------------------------------                 -----------------------------
James K. Dunton, Chairman                       David A. Pritchett, Treasurer

Date:  March 8, 2004                            Date:  March 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS INSURANCE SERIES and will be retained by AMERICAN FUNDS INSURANCE SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.